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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                     ______

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of report (Date of earliest event reported):       June 12, 2003


                                  Coach, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)


   Maryland                1-16153                     52-2242751
--------------       ----------------------        ------------------
(State of           (Commission File Number)         (IRS Employer
Incorporation)                                     Identification No.)


                    516 West 34th Street, New York, NY   10001
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (212) 594-1850
                              --------------------
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.
         -------------

                            Rule 10b5-1 Trading Plan
                            ------------------------

          On June 12, 2003, Lew Frankfort, the Chairman and Chief Executive Officer of Coach, Inc., entered into a trading plan with Goldman, Sachs & Co., pursuant to which Goldman, Sachs will undertake to sell approximately 240,000 of Mr. Frankfort's shares of Coach common stock at specified intervals. This trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and complies with Coach's insider trading policy.

          The shares to be sold by Mr. Frankfort under the trading plan will be acquired pursuant to exercises of options to purchase a total of approximately 924,000 shares of Coach common stock during the week of June 16, 2003. Net of shares withheld or sold to pay the purchase price and taxes for these exercises, Mr. Frankfort will receive approximately 325,000 shares of stock. Figures in this paragraph are based on a price of $51.00 per share, the closing price of Coach common stock on the New York Stock Exchange on June 11, 2003, rounded to the nearest dollar.

          Under the trading plan, Mr. Frankfort will sell pre-determined numbers of these shares at market prices between August 2003 and February 2004. These sales will be timed to follow Coach's regular earnings announcements for the fourth quarter of Coach's fiscal year 2003 (ending on June 28, 2003) and the first and second quarters of Coach's fiscal year 2004 (ending on September 27, 2003 and December 27, 2003, respectively), subject to certain minimum prices. The trading plan expires on February 15, 2004, unless terminated earlier under certain conditions.

          The purpose of Mr. Frankfort's trading plan is to diversify a portion of his assets in an orderly manner, while still increasing his outright Coach stock ownership through option exercises. After completion in August 2003 of a pre-existing trading plan instituted in December 2002, Mr. Frankfort's ownership of Coach common stock will stand at approximately 370,000 shares. Following Mr. Frankfort's exercise and the sales of shares under the new trading plan, Mr. Frankfort expects his ownership level to further increase by about 85,000 shares to approximately 455,000 shares (assuming the price of $51.00 per share stated above), reflecting his positive outlook for the company's prospects. After the exercise of the options described above, Mr. Frankfort will also continue to hold:

          * options to purchase approximately 2.0 million shares of Coach common stock;

          *   40,000 restricted stock units; and

          * approximately 58,000 deferred stock units, each of which would convert into one share of common stock under Coach's Executive Deferred Compensation Plan.

Item 7.   Exhibits.
          ---------
          None

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 13, 2003


                                     COACH, INC.



                                     By:  /s/ Carole P. Sadler
                                          -------------------------------------
                                          Carole P. Sadler
                                          Senior Vice President, General Counsel
                                          and Secretary

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                                 EXHIBIT INDEX

          None